                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported)   May 11, 1999
                                                        ------------

                               RYERSON TULL, INC.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


          1-9117                                  36-3425828
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 (Commission File Number)             (I.R.S. Employer Identification No.)



     2621 West 15th Place, Chicago, Illinois                 60608
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     (Address of Principal Executive Offices)              (Zip Code)


                                 (773) 762-2121
                                 --------------
              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)



                                                                     Page 1 of 3
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Item 5.   Other Events.

     On July 16, 1998, Ryerson Tull, Inc. (then known as Inland Steel Industries, Inc.) disposed of Inland Steel Company (now known as Ispat Inland Inc.) under an Agreement and Plan of Merger dated as of May 27, 1998, as amended (the "Merger Agreement"), among Ispat International N.V., Inland Merger Sub, Inc., Ryerson Tull, Inc. and Ispat Inland Inc. As a result, Ispat Inland Inc. ("Ispat Inland") became a subsidiary of Ispat International N.V. ("Ispat International"). Ryerson Tull has no further ownership interest in Ispat Inland.

     Ispat Inland has recently disclosed that it has been informed by the United States Attorney for the Middle District of Louisiana that it is named as a defendant in a civil proceeding filed under seal in Baton Rouge, Louisiana by an individual on behalf of the United States Government that asserts violations of the False Claims Act, 31 U.S.C. Sec. 3729, et seq.; that it is also the target of a federal criminal grand jury investigation in connection with the alleged violations; that the U.S. Attorney and Ispat Inland have agreed that no criminal charges will be filed against Ispat Inland prior to December 1, 1999 while Ispat Inland reviews the matter; that it has been informed by the U.S. Attorney's office of a damage claim in the civil litigation, which, if successfully proved, would be material to the financial position and results of operation of Ispat Inland; that it has not had an opportunity to review the factual basis of the claim or the method by which the damages have been calculated; and that it has not yet determined the extent to which other potential corporate defendants are involved.

     By letter dated May 11, 1999, Ispat International and Ispat Inland notified Ryerson Tull that they view the civil lawsuit and the criminal grand jury investigation (together, the "Proceedings") as implicating contractual rights against Ryerson Tull including, without limitation, their indemnification rights under the Merger Agreement. The letter stated that Ispat International and Ispat Inland were notifying Ryerson Tull of the Proceedings in order to preserve their rights under the Merger Agreement. Ryerson Tull's maximum liability for claims relating to breaches of representations and warranties under the Merger Agreement is $90 million in the aggregate. At present, Ryerson Tull does not know what claims will be made against Ispat Inland as a result of the Proceedings or to what extent any specific claims for indemnification will be made against Ryerson Tull by Ispat International and Ispat Inland. Ryerson Tull is therefore unable at the present time to determine either Ispat International and Ispat Inland's right to indemnification under the Merger Agreement or whether an adverse outcome in the Proceedings would have a material adverse effect on its financial condition or results of operations.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             RYERSON TULL, INC.



Dated:  May 27, 1999                         /s/ Lily L. May
                                             ------------------
                                             By: Lily L. May
                                             Its:  Controller